Exhibit 99.1

0 AMERICAN STRATEGIC INVESTMENT CO. First Quarter Investor Presentation 9 Times Square - New York, NY_

1 First Quarter 2024 Highlights 1) See appendix for a full description of capitalized terms and Non-GAAP reconciliations. 2) Refer to slide 7 – Top 10 Tenant Investment Grade Profile. Based on Annualized Straight-line Rent and on ratings information as of March 31, 2024. For our purposes, includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant’s parent (regardless of whether the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. See appendix for a full definition of Investment Grade. ASIC’s top 10 tenants are 61% actual Investment Grade (“IG”) rated and 20% implied Investment Grade. 3) Refer to slide 8 – Active Portfolio Management for additional information. 4) Refer to slide 10 – Capital Structure and Q1’24 Financial Results for further information regarding our capital structure and liquidity. 5) Based on Annualized Straight-Line Rent as of March 31, 2024. 6) In October 2024, the $49.5 million loan at 9 Times Square matures. The Company has an option to extend the maturity an additional three months subject to certain conditions. The interest rate on 9 Times Square was 3.72% as of March 31, 2024. 7) Data as of April 30, 2024. 1 Manhattan focused real estate portfolio features an underlying tenant base in core commercial businesses, 100% total portfolio Original Cash Rent(1) collection in Q1’24, an attractive top 10 tenant base that is 81% Investment Grade(1)(2) rated and demonstrated leasing platform success Portfolio Occupancy(1) of 87.2% with a weighted average Remaining Lease Term(1) of 6.3 years Solid tenant base featuring government agencies and Investment Grade corporate tenants with core commercial business Core office properties are well located in desirable submarkets with close proximity to major transportation hubs Top 10 tenants that are 81%(2) Investment Grade rated and have a Remaining Lease Term of 8.2 years Well balanced and long-term lease maturity schedule with 45%(5) of leases expiring after 2030 100% total portfolio Original Cash Rent(1) collection in Q1’24 Active portfolio management resulting in new leasing and targeted expense reduction initiatives Exploring strategic dispositions, accelerating the Company’s previously announced plan to diversify the portfolio Completed one new license agreement in Q1’24 totaling 8,122 SF and $0.2 million of SLR(1) increasing portfolio Occupancy by 0.5%(7) from year end 2023 to 87.2%(7) Q2’24 forward Leasing Pipeline(1) of three new leases for 22,275 SF and $1.2 million of SLR(1). Upon commencement of these leases, portfolio Occupancy(1) is expected to increase to 88.1%, net of terminations 100% fixed debt capital structure with a weighted average debt maturity of 3.4 years at a 4.4% weighted average interest rate Limited near-term debt maturity, with only 12.4% of debt maturing through 2024, and no debt maturing in 2025(6) Executed an amendment to the loan agreement at 9 Times Square, extending the maturity date from April 2024 to October 2024(6) Advisor and affiliates own over 1.2 million(7) shares, demonstrating their commitment to the Company High Quality Manhattan Focused Portfolio Active Portfolio Management(3) Conservative Debt Profile and Advisor Shareholder Alignment(4)

2 Exploring the sale of 9 Times Square, 123 William Street, and 196 Orchard Street Exploring Strategic Dispositions Strategic Disposition Highlights Exploring the sale of 9 Times Square, 123 William Street, and 196 Orchard Street, accelerating the Company’s previously announced business plan to evolve and diversify its business Management believes 9 Times Square, 123 William Street, and 196 Orchard Street are well-positioned to generate significant proceeds and create excess cash reserves, which would, if completed on the terms contemplated, enable the Company to invest in alternative assets The disposition of these assets is expected to meaningfully reduce leverage on the Company’s balance sheet As previously announced, the Company intends to deploy these proceeds(1) towards higher-yielding investments in assets beyond Manhattan real estate, further diversifying the Company’s business Street view of 9 Times Square Street view of the lobby at 123 William Street Street view of 196 Orchard Street 1) There can be no assurance that ASIC will complete the dispositions of the above referenced properties on commercially reasonable terms, if at all.

3 First Quarter 2024 Portfolio Highlights Metric ($ and SF in mm) Q1’24 Real Estate Investments, at Cost $725.5 Number of Properties 7 Total Square Feet 1.2 Annualized Straight-line Rent $57.8 Occupancy 87.2% Weighted Average Lease Term Remaining 6.3 Years 1) Ratings information is as of March 31, 2024. Weighted based on Annualized Straight-Line Rent as of March 31, 2024. ASIC’s top 10 tenants are 61% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 7– Top 10 Tenant Investment Grade Profile and Definitions in the appendix for additional information. 2) Based on Annualized Straight-Line Rent as of March 31, 2024. 3 13% 11% 5% 10% 6% 6% 4% 45% 2024 2025 2026 2027 2028 2029 2030 Thereafter Financial Services 24% Government / Public Retail 12% Administration 13% Non-profit 9% Office 8% Services 7% Healthcare Services 5% Fitness 5% Professional Services 5% Technology 4% Other 7% $726 million portfolio of real estate investments featuring a diverse tenant mix across seven mixed-use office and retail condominium buildings that are primarily located in Manhattan Top 10 Tenants’ Credit Ratings(1) Tenant Industry Diversity(2) Lease Expiration Schedule(2) Portfolio Metrics 81% 19% Investment Grade Not Rated

4 100% Original Cash Rent(1) Collection Percentage of Original Cash Rent(1) Due and Collected For Each Period Note: Collection data as of May 8, 2024. Total rent collected during the period includes both Original Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. This information may not be indicative of any future period. 1) See Definitions in the appendix for a full description. 99% 100% 100% 100% 100% 100% 100% 98% 98% 97% 92% 91% 87% 65% 70% 75% 80% 85% 90% 95% 100% Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 ASIC’s portfolio mix of government agency and Investment Grade corporate tenants with core commercial businesses continues to provide dependable rental income, resulting in 100% Original Cash Rent(1) collection in Q1’24

5 Real Estate Portfolio Highlights

6 Detailed Property Summary Note: Data as of March 31, 2024. 1) Figures represent real estate assets at cost. 2) Based on Annualized Straight-Line Rent as of March 31, 2024. % of Portfolio Square Feet % of Annualized Straight-Line Rent Remaining Lease Term(2) (in years) Occupancy Real Estate Assets(1) ($ mm) Portfolio 123 William Street $280.4 93% 5.0 36% 47%_ 9 Times Square $186.6 71% 6.8 15% 15%_ 196 Orchard Street $89.3 100% 10.8 12% 5%_ 400 E. 67th Street $73.6 100% 3.2 7% 5%_ 1140 Avenue of the Americas $60.4 77% 6.3 26% 21%_ 200 Riverside Blvd. $19.3 100% 13.3 2% 5%_ 8713 Fifth Avenue $16.0 89% 10.4 2% 2%_ Total Portfolio $725.5 87% 6.3 100% 100%_ Note: Map shows six properties located in Manhattan. Medical office building in Brooklyn not pictured. $726 million portfolio, that is diversified across seven mixed-use office and retail assets that are primarily located in Manhattan with close proximity to major transportation hubs

Top 10 Tenant Investment Grade Profile

Top 10 tenants[1] feature a balance of Investment Grade corporate tenants with core commercial businesses and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q4'23 Original Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100%	9.3	7.5%	3.5%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	A3*	100%	7.2	5.9%	6.8%
Equinox	Retail	Fitness	Not Rated	100%	14.7	5.0%	3.0%
Cornell University	Office	Healthcare Services	Aa1	100%	0.2	4.3%	2.9%
NYC Dept. of Youth & Community Development	Office	Government	Aa2	100%	13.8	3.8%	4.0%
CVS	Retail	Retail	Baa2	100%	10.4	3.7%	1.0%
USA General Services Administration	Office	Government	Aaa	100%	3.2	3.5%	4.8%
I Love NY Gifts	Retail	Retail	Not Rated	100%	12.2	3.3%	0.7%
NY State Dept. of Licensing	Office	Government	Aa1	100%	3.3	3.2%	4.5%
Marshalls	Retail	Retail	A2*	100%	4.6	2.8%	2.0%
*Implied Rating			81% IG Rated	100%	8.2	43.1%	33.3%

City National Bank — An RBC Company
Credit Rating: A2

GSA
Credit Rating: Aaa

NYC Department of Youth & Community Development
Credit Rating: Aa2

CVS pharmacy
Credit Rating: Baa2

Weill Cornell Medicine
Credit Rating: Aa1

Note: Original Cash Rent collection data as of May 8, 2024. Portfolio data as of March 31, 2024, unless otherwise noted.
1) Weighted based on Annualized Straight-Line Rent as of March 31, 2024.
2) Based on Annualized Straight-line Rent and on ratings information as of March 31, 2024. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. ASIC's top 10 tenants are 61% actual Investment Grade ("IG") rated and 20% implied Investment Grade.

7

8 Active portfolio management drives new leasing, while managing capital sources and exploring strategic dispositions Active Portfolio Management Increased Cash Flow at 123 William St New tenant signs a short-term deal highlighting persistent focus on leasing efforts and signaling increased momentum at the property Portfolio Management Highlights Completed one new license agreement in Q1’24 totaling 8,122 SF and $0.2 million of SLR(1) and has a Q2’24 forward Leasing Pipeline(1) of three new leases totaling 22,275 SF and $1.2 million of SLR(1). Upon commencement of these leases, portfolio Occupancy(1) is expected to increase to 88.1%, net of terminations. Subsequent to quarter close, reached an agreement with the lender at 9 Times Square to extend the maturity date of the loan to October 31, 2024, with an option to extend to January 31, 2025, subject to certain conditions Prior to the extension, the loan at 9 Times Square had a maturity date of April 26, 2024 Resilient portfolio and creditworthy tenant base resulted in 100% total portfolio Original Cash Rent collection in Q1’24 New License Agreement Building 123 William St Square Feet 8,122 License Expiration 6/30/2025 Annual SLR(1) $0.2 million 1) See Definitions in the appendix for a full description. Active Capital Management Loan extension agreement reached with lender in turbulent capital markets landscape gives Management the opportunity to explore strategic disposition and increase cash reserves Loan Extension Building 9 Times Square Old Maturity Date 4/26/2024 New Maturity Date 10/31/2024 New Interest Rate SOFR + 2.6%

9 Financial Highlights

10 Capital Structure and Q1’24 Financial Results Note: We expect to fund our operating expenses and capital requirements over the next 12 months with cash on hand, cash generated from operations and other potential sources. 1) In October 2024, the $49.5 million loan at 9 Times Square matures. The Company has an option to extend the maturity an additional three months subject to certain conditions. The interest rate on 9 Times Square was 3.72% as of March 31, 2024. 2) See Definitions in the appendix for a full description. 3) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.3 million (excluding restricted cash) divided by the carrying value of total assets of $689.8 million plus accumulated depreciation and amortization of $149.9 million as of March 31, 2024. 4) See appendix for Non-GAAP reconciliations. Debt capital structure features limited debt maturities though 2025(1) , 100% fixed rate debt at a 4.4% weighted average interest rate and Net Leverage(3) of 46.9% Key Capitalization Metrics ($ and shares in mm) Q1’24 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $399.5 Real estate assets, at cost $725.5 Net Leverage(2)(3) 46.9% Weighted Average Basic and Diluted Shares Outstanding 2.3 100% Fixed Rate Debt Maturity Schedule $49.5 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2024 2025 2026 2027 2028 2029 2030+ Key Financial Results ($ mm) Q1’24 Revenue from Tenants $15.5 Net Loss ($7.6) EBITDA $2.4 (4) Adjusted EBITDA $2.9 (4) Cash NOI $7.0 (2)(4) Capital Structure and Financial Highlights Executed an amendment to extend the loan agreement with the lender at 9 Times Square Fixed rate mortgage debt with a weighted average effective interest rate of 4.4% Weighted average debt maturity of 3.4 years with limited debt maturities through 2025 and Net Leverage of 46.9% Debt maturing in 2024 is for 9 Times Square, which represents 12.4% of total outstanding debt Only ~12% of debt matures thru 2025

11 ASIC’s capital structure is composed of fixed rate mortgage debt, limiting adverse effects from rising interests Only ~12% of debt matures through 2025(2) Compares favorably to prevailing interest rate market Represents modest leverage profile Key Capitalization Metrics 11 Capital structure features limited near-term debt maturities, 100% fixed rate debt and Net Leverage of 46.9%(1) Capital Structure Highlights 100% Fixed Rate Capital structure features 100% fixed rate debt, Net Leverage of 46.9%(1), a Weighted Average Interest Rate of 4.4%, and a Weighted Average Debt Maturity of 3.4 years, continues to contribute to the Company's overall success 3.4 Year Weighted Average Debt Maturity 4.4% Weighted Average Interest Rate 46.9% Net Leverage 1) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.3 million (excluding restricted cash) divided by the carrying value of total assets of $689.8 million plus accumulated depreciation and amortization of $149.9 million as of March 31, 2024. 2) In October 2024, the $49.5 million loan at 9 Times Square matures. The Company has an option to extend the maturity an additional three months subject to certain conditions. The interest rate on 9 Times Square was 3.72% as of March 31, 2024.

12 Management and Board of Directors

13 Experienced Management Team Boris Korotkin Senior Vice President of Capital Markets Responsible for leading all debt capital market transactions Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Christopher Chao Senior Vice President of Asset Management Responsible for asset management and leasing activity Former Asset Management and Acquisitions Director for Paramount Group, Inc., a 9 million square foot New York City office portfolio Michael LeSanto Chief Financial Officer Served as Chief Financial Officer since March 2024 With a background in public accounting, Mr. LeSanto previously served as Chief Accounting Officer of ASIC and held a number of senior accounting positions prior Michael Anderson Chief Executive Officer Served as Chief Executive Officer since September 2023 Mr. Anderson has served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies

14 Board of Directors Michael Weil | Director and Executive Chairman Founding partner of AR Global and former Chief Executive Officer of ASIC Prior to being named Chief Executive Officer of ASIC, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital-sponsored investment programs Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Louis DiPalma | Independent Director and Audit Committee Chairman Independent director of the Company since December 2022 Member of the Rhode Island State Senate and served in positions such as the chair of the Senate Committee on Rules, Government Ethics and Oversight, first vice chair of the Senate Committee on Finance and as a member of the Senate Committee on Education Nicholas Radesca | Independent Director Mr. Radesca has decades of public company experience as chief financial officer of numerous companies, including serving as interim chief financial officer of the Company and as chief financial officer of AR Global and related companies Mr. Radesca brings to the Company a deep background in real estate, credit, M&A and operating businesses, Elizabeth Tuppeny | Lead Independent Director Chief Executive Officer and founder of Domus, Inc., since 1993 30 years of experience in the branding and advertising industries, with a focus on Fortune 500 companies Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors PricewaterhouseCoopers LLP currently acts as the independent auditor for ASIC ASIC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures Advisor and its affiliates own over 1.2 million(1) shares, demonstrating their commitment to Company 1) As of April 30, 2024.

15 Appendix

16 Definitions Adjusted EBITDA: We define Adjusted EBITDA as EBITDA, as defined below, further excluding (i) impairment charges, (ii) interest income and other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gain or loss on asset sales and (vii) and expenses paid with issuances of our common stock in lieu of cash. Annualized Straight-Line Rent or “SLR”: Straight-line rent which is annualized and calculated using most recent available lease terms as of the period end indicated. EBITDA: We define EBITDA as net loss excluding (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense. Cash NOI: We define Cash NOI as net income (loss), the most directly comparable GAAP financial measure, less income from investment securities and interest, plus general and administrative expenses, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. In calculating Cash NOI, we also eliminate the effects of straight-lining of rent and the amortization of above- and below-market leases. Investment Grade: As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of March 31, 2024. Top 10 tenants are 61% actual investment grade rated and 18% implied investment grade rated. Leasing Pipeline: Includes (i) all leases executed on or before May 8, 2024, but after March 31, 2024, and (ii) all leases under negotiation with an executed LOI by both parties as of March 31, 2024. This represents two executed lease after March 31, 2024, totaling 13,495 square feet, and one lease under negotiation with an executed LOI by both parties, totaling 8,780 square feet. Leasing pipeline should not be considered an indication of future performance. Net Leverage: Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.3 million (excluding restricted cash) divided by the carrying value of total assets of $689.8 million plus accumulated depreciation and amortization of $149.9 million as of March 31, 2024. NOI: Defined as a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net (loss). Occupancy: Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated. Original Cash Rent: Refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement. Remaining Lease Term: Represents the outstanding tenant lease term. Weighted based on Annualized Straight-Line rent as of the date or period end indicated.

17 Reconciliation of Non-GAAP Metrics: Cash NOI For the Three Months Ended (in thousands) March 31, 2024 March 31, 2023 Net Loss (in accordance with GAAP) $ (7,608) $ (11,758) Depreciation & Amortization 5,261 6,952 Interest Expense 4,697 4,663 EBITDA 2,350 (143) Equity-based compensation 54 2,200 Management fees paid in common stock to the Advisor in lieu of cash 533 485 Other income (expense) (9) (9) Adjusted EBITDA 2,928 2,533 Asset and property management fees to related parties paid in cash 1,370 1,399 General & Administrative 2,801 3,181 NOI 7,099 7,113 Accretion of below- and amortization of above-market lease liabilities and assets, net (55) 36 Straight-line rent (revenue as a lessor) (30) (204) Straight-line ground rent (expense as lessee) 27 27 Cash NOI $ 7,041 $ 6,972 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

18 Legal Notices

19 Important Additional Information and Where to Find It References in this presentation to the “Company,” “we,” “us” and “our” refer to American Strategic Investment Co. (“ASIC”) and its consolidated subsidiaries. This presentation contains estimates and information concerning the Company's industry that are based on industry publications and reports. The Company has not independently verified the accuracy of the data contained in these industry publications and reports. Estimates and information in this presentation involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and the Company’s Quarterly Report on on Form 10-Q for the quarter ended March 31, 2024 filed on May 10, 2024 with the Securities and Exchange Commission (the "SEC") on May 10, 2024 and all other filings filed with the SEC after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. These and other factors could cause results to differ materially from those expressed in these publications and reports. The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic were rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the Financial Accounting Standards Board and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NOI, Cash NOI, EBITDA, and Adjusted EBITDA has not been, and we do not expect it to be, significantly impacted by these types of deferrals. Non-GAAP Financial Measures We disclose certain non-GAAP financial measures we use to evaluate our performance, such as Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided on slide 16. None of these non-GAAP financial measures should be considered as a substitute for net income or any other financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Because non-GAAP financial measures are not standardized, such as Cash NOI, as defined by the Company, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company's use of these non-GAAP financial measures with those used by other companies. A reconciliation of all non-GAAP measures disclosed in this presentation to their nearest respective GAAP measures can be found on slide 15 of this presentation. 19

20 Forward Looking Statements This presentation does not constitute an offer to sell or a solicitation of an offer to purchase any securities of American Strategic Investment Co. (“We” or the “Company”). Any offer or sale of securities will be made only by means of a prospectus and related documentation meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation contains statements that are not historical facts and may be forward-looking statements, including statements regarding the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” “predicts,” “expects,” “plans,” “intends,” “would,” “could,” “should” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the ability of the Company to execute its business plan and sell certain of its properties on commercially practicable terms, if at all; (d) the potential adverse effects of the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (e) the potential adverse effects of inflationary conditions and higher interest rate environment, (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, and (g) the Company may not be able to continue to meet the New York Stock Exchange's (“NYSE”) continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and the Company's shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.